Letterhead


                       CONSENT OF BEARD MILLER COMPANY LLP

We hereby consent to the incorporation by reference in the Registration Statements of CN Bancorp, Inc. on Form S-3 (No. 333-114355) and Forms S-8 (Nos. 333-116359, 333-116363 and 333-116380) of our report dated February 8, 2005 relating to the consolidated financial statements, which appears in the 2004 Annual Report, which is incorporated by reference in this Annual Report on Form 10-KSB.


/s/ Beard Miller Company LLP

Baltimore, Maryland
March 14, 2005